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                                                           EXHIBIT 10.1



                              ASSET SALE AGREEMENT

      AGREEMENT made this 26th day of June, 1996, by and among DIPLOMAT AMBASSADOR, INC., a Delaware corporation with offices at 1010 Arch Street, 3rd Floor, Philadelphia, Pennsylvania 19107-3015 ("Purchaser"), WINDSOR OPTICAL, INC., a Delaware corporation with offices at 625 Hollywood Avenue, Cherry Hill, New Jersey 08002 ("Seller"), and JAY KITNICK and KENNETH KITNICK, individuals with offices at 625 Hollywood Avenue, Cherry Hill, New Jersey 08002 (collectively, the "Principals").

                              W I T N E S S E T H:

      WHEREAS, Seller is engaged in the optical business, including but not limited to the design, manufacture, importing, and sale of eyewear (the "Business"); and

      WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, certain of Seller's assets, as hereinafter set forth; and

      WHEREAS, Purchaser is willing to assume certain liabilities of Seller as specifically set forth herein;

      NOW, THEREFORE, in consideration of the premises, and the mutual covenants and agreements hereinafter set forth, the parties hereby agree as follows:

      1. Sale of Assets. Seller hereby agrees to sell to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of the assets and properties of Seller, of every kind and description, wherever located, as the same shall exist on the date of the closing of the transactions contemplated by this Agreement (the "Closing"), including without limitation all furniture, fixtures, equipment, copying machines, telephones, facsimile machines, typewriters, accounts receivable, inventory, investments, creative materials, artwork, photography, brochures, rights in, to and under contracts, commitments, and orders for the sale of goods, patents, trademarks, trade names, copyrights, records, files, customer lists, telephone numbers, and good will. When used herein, the term "Assets" shall mean the assets and properties of Seller to be sold, conveyed, transferred, and delivered by Seller pursuant to this Agreement. The Assets do not include real property owned by Seller, computer leases, or the personal property of the Principals listed on Schedule 1 annexed hereto.

      2. Purchase Price. The purchase price for the Assets shall be $550,000.00, payable as follows:

      (a) The sum of $100,000.00 shall be paid to Seller at the Closing, in one of the following manners as directed by Seller:


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certified, cashier's or attorney trust account check, or wire transfer of immediately available funds.

      (b) The sum of $150,000.00 shall be paid, together with interest at the rate of seven percent (7%) per annum, in thirty-six (36) equal monthly installments of $5,654.23 each, commencing January 10, 1997. The obligation to make such payments shall be evidenced by the promissory note of Purchaser substantially in the form of Exhibit A annexed hereto.

      (c) The sum of $300,000.00 shall be paid, together with interest at the rate of seven percent (7%) per annum, in eighty-four (84) equal monthly installments of $4,527.80 each, commencing July 20, 1996. The obligation to make such payments shall be evidenced by the promissory note of Purchaser substantially in the form of Exhibit B annexed hereto.

      3. Seller Liabilities.

      (a) Purchaser hereby agrees to assume at the time of the Closing Seller's obligation to pay, perform, and discharge the following liabilities and obligations of Seller, which are the sole and exclusive liabilities and obligations of Seller being assumed by Purchaser:

            (i) Subject to the conditions precedent set forth in Section 9(c), a loan (the "UJB Loan") from United Jersey Bank ("UJB") to Seller, which had an outstanding balance of principal and accrued interest (including outstanding letters of credit) of $922,908.83 as of June 24, 1996; as is set forth in
Section 10(d), the payment in full of the UJB Loan by Purchaser is a condition precedent to the obligation of Seller and the Principals to consummate the transactions contemplated by this Agreement;

            (ii) The accounts payable of Seller listed or referred to on
Schedule 4(r) hereto and additional accounts payable incurred by Seller after May 31, 1996 in the ordinary course of business; provided, that Purchaser is only assuming accounts payable incurred after such date, including accounts payable incurred after the date of such Schedule, to the extent that such accounts are fully offset by Assets (or a right to receive Assets) corresponding to such accounts payable; and

            (iii) The contracts and obligations of Seller listed on Schedule 3(a)(iii) hereto. Purchaser shall be required to pay over to Seller the benefit received by Purchaser from any contract or obligation of Seller that is not assumed Purchaser hereunder unless Purchaser performs Seller's obligation thereunder.

      (b) Except as set forth in Section 3(a), but subject to the


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other provisions of this Section 3, Purchaser shall not be obligated to pay any debts or perform any obligations of Seller as they exist on the date of the Closing. Seller shall convey the Assets to Purchaser free and clear of any and all claims, liens, or encumbrances, other than liens securing the UJB Loan.

      (c) Seller hereby agrees to indemnify Purchaser and hold it harmless from and against any and all loss, cost, liability, or expense, including reasonable attorneys' fees, incurred by Purchaser arising out of any claim made against Purchaser that Seller failed to timely pay its debts or perform its obligations as they exist on the date of the Closing.

      (d) Purchaser hereby agrees to indemnify Seller and the Principals and hold them harmless from and against any and all loss, cost, liability, or expense, including reasonable attorneys' fees, incurred by Seller or the Principals arising out of any claim made against them that Purchaser failed to timely pay the debts and obligations specifically assumed by Purchaser under this Agreement.

      (e) In the event that any claim is made against Purchaser that Seller failed to timely pay its debts or perform its obligations as they exist on the date of the Closing, other than the debts and obligations specifically assumed by Purchaser under Section 3(a), and Seller fails to satisfy such claim within thirty (30) days after receipt of written notice thereof from Purchaser, Purchaser shall have the option to deduct and withhold from the amounts next payable under the promissory notes delivered at the Closing, or, if the unpaid balance of such promissory notes is insufficient, from consulting fees next payable under the consulting agreement described in Section 6(a), an amount equal to the amount of such claim. The amount so withheld shall be paid to the appropriate party within seven (7) business days after the creditor who made the claim agrees that Purchaser shall have no liability with respect thereto. Notwithstanding the foregoing, Purchaser shall not set off or claim damages for any undisclosed liabilities of Seller until first (i) discussing with Kenneth Kitnick whether Purchaser received a corresponding benefit related to such undisclosed liability, and (ii) advising Kenneth Kitnick in writing of its determination to claim a set off or damages, which claim may be made by Purchaser even if Kenneth Kitnick disagrees with Purchaser's right to same.

      4. Representations and Warranties of Seller and the Principals.

      Seller and each of the Principals hereby jointly and severally represent and warrant to Purchaser as follows:

      (a) Organization, Power and Standing. Seller is a


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corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly qualified and in good standing in the State of New Jersey and in each jurisdiction where such qualification is necessary, and has the corporate power and authority to carry on its business as it is now being conducted, to own, lease, and operate its properties and to carry out the transactions contemplated by this Agreement.

      (b) Capitalization. All issued and outstanding shares of the capital stock of Seller are owned by the parties set forth in Schedule 4(b) hereto.

      (c) Authorization. The execution, delivery, and performance of this Agreement by Seller and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors and shareholders of Seller, and no other corporate proceedings on the part of Seller are necessary to authorize, approve and perform this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Principals and on behalf of Seller, and constitutes a valid and binding obligation of Seller and the Principals enforceable in accordance with its terms, except to the extent that enforceability may be limited by general principles of equity or laws relating to creditors' rights generally.

      (d) Freedom to Contract. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not violate or conflict with the provisions of the Certificate of Incorporation or By-laws of Seller, or the provisions of any note, indenture, security agreement, lease, guaranty, or other instrument to which Seller or either of the Principals is a party or by which any of them is bound, except the UJB Loan, or result in a breach or violation by Seller or either of the Principals of the provisions of any order, injunction, judgment, or decree of any court, governmental authority, or regulatory agency. Except as set forth on Schedule 4(d), the execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby (including the assignment to Purchaser of licenses to use trademarks and trade names), will not require the consent, approval, or authorization of any person or entity or governmental authority, other than Archie Comic Publications, Inc., whose consent Seller represents will be obtained within fourteen (14) days after the date of the Closing, and UJB.

      (e) Ownership of Assets. Except for liens securing the UJB Loan and except as set forth on Schedule 4(e), Seller has good and valid title to all of the Assets, free and clear of all liens, mortgages, security interests, pledges, claims, restrictions, and other encumbrances of any nature whatsoever, including, without limitation, chattel mortgages, conditional


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

sales contracts, collateral security agreements, and other title or interest retention agreements.

      (f) Compliance with Laws, Permits, and Licenses. Seller has at all times in the past, and at all times from the date hereof through the date of the Closing shall, comply in all material respects with all state and local laws, regulations, orders, judgments, and decrees applicable to its property, assets, and operations, obtain all permits, licenses, orders, and approvals of federal, state, local, or foreign governmental and regulatory bodies that are required in order to permit it to carry on the Business as presently conducted, and neither Seller nor either of the Principals has received any notice of any violation of any applicable law, regulation, order, judgment, or decree. Except as set forth on Schedule 4(f), no license, permit, or approval of any governmental or regulatory body ("Permit") is material or necessary for the conduct of the Business. All Permits of Seller are set forth on Schedule 4(f), and all of such Permits are in full force and effect, no material violations thereof have been recorded, and no proceeding to revoke, suspend, or otherwise limit any such Permit is pending, or, to the best of Seller's and the Principals' knowledge, threatened.

      (g) Litigation. There is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation, or tax audit pending, or, to the knowledge of Seller and each of the Principals threatened, against Seller or any of its properties or businesses; there is no suit, action, arbitration, or legal, administrative, or other proceeding, or governmental investigation, or tax audit pending, or, to the knowledge of each of the Principals threatened, against either of the Principals, or any of their properties or businesses, which would be likely to materially and adversely affect the Business or the transactions contemplated hereby; and neither Seller nor either of the Principals has any knowledge of any basis for any such suit, action, arbitration or proceeding. There is no judgment, order, injunction, or decree of any court, governmental authority, or regulatory agency to which Seller or either of the Principals, or any of their properties or businesses, is subject which is likely to have a material and adverse effect on the transactions contemplated by this Agreement. Neither Seller nor either of the Principals is in default under any order, license, or demand of any federal, state, or municipal or other governmental agency or with respect to any order, writ, injunction, or decree of any court.

      (h) Tax Matters. Each of Seller and each of the Principals has duly filed all required federal, state, and local tax returns, including without limitation income tax returns, federal, state, and local business privilege and license tax returns, and sales, use, and transfer tax returns (all such returns being true and complete when filed), and has paid all


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taxes shown to be due thereby or which have become due as a result of a subsequent assessment. Seller's business has never had its federal income tax returns audited by the Internal Revenue Service, nor has it had a New Jersey Sales Tax audit during the three (3) year period ending on the date of this Agreement. Seller's New Jersey Sales Tax I.D. Number is 221-928-078.

      (i) Condition of Assets. The Assets are in good condition and repair (ordinary wear and tear excepted) and suitable for the uses for which they are intended. To Seller's and Principals' knowledge, all of the Assets comply in all material respects with all federal, state, and local health and other applicable laws, ordinances, regulations, orders, and other requirement relating thereto currently in effect. There are no defects or deficiencies in the operating condition or state of repair of, or any other condition or state of facts affecting, any of the Assets which materially adversely affect or which may be reasonably expected to materially affect adversely their use or detract from their value.

      (j) Books and Records. All accounts, books, check registers, bank statements, accounting records, ledgers and official and other records of Seller are complete and correct in all material respects, there are no material inaccuracies or discrepancies of any kind contained or reflected therein, and they fairly present the financial position of Seller and are accurately reflected in the financial statements furnished by Seller to Purchaser and described in Section 4 (n). Seller does not have any of its records, systems, controls, data or information recorded, stored, maintained, operated or otherwise wholly or partly dependent upon or held by any means (including any electronic, mechanical or photographic process, whether computerized or not) that (including all means of access thereto and therefrom) are not under Seller's exclusive ownership and direct (or, as to records held by Seller's accountants and attorneys, indirect) control.

      (k) Customers. Neither Seller nor either of the Principals has knowledge of any termination, cancellation, or limitation of, or any material adverse modification or change in the business relationship of Seller with, any customer or group of customers. Schedule 4(k) sets forth a true and accurate list of all customers of Seller who ordered goods from Seller during the twelve (12) month period ended May 31, 1996.

      (1) Suppliers. Neither Seller nor either of the Principals has any knowledge of the interruption or threatened interruption of any major source of supply necessary for the continuing conduct of the Business substantially in the manner in which it has been conducted prior to the date hereof. Schedule 4(l) set forth a true and complete list of all suppliers from which Seller


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purchased goods or services during the twelve (12) month period ended May 31,
1996.

      (m) Union Activity; Labor Disputes. Seller is not a party to any labor or collective bargaining agreement with any labor organization, group, or association, nor is it a member of any organization, group, or association the membership in which binds Seller with respect to its employee hiring or termination policies. There is no union representing or purporting to represent any of the employees of Seller. There are no labor strikes, disputes, slow downs, work stoppages or other labor troubles or grievances pending or, to the knowledge of Seller and the Principals, threatened against or involving Seller. No unfair labor practice complaint before the National Labor Relations Board, no discharge or grievance before the Equal Employment Opportunity Commission and no complaint, charge or grievance of any nature before any similar or comparable governmental authority, in any case relating to Seller or the conduct of its business, is pending or, to the knowledge of Seller and the Principals, threatened. Seller is not liable for any overdue wages.

      (n) Financial Statements. Seller has delivered to Purchaser copies of its unaudited financial statements for the fiscal year ended December 31, 1995, and unaudited interim financial statements for the period ended April 30, 1996, copies of which are annexed hereto as Schedule 4(n). To the best of Seller's and the Principal's knowledge, all of such financial statements have been prepared in accordance generally accepted accounting principles applied on a basis consistent with that of preceding accounting periods, and present fairly and accurately in all material respects the financial condition, results of operations, and assets and liabilities of Seller as at and for the periods indicated.

      (o) Accounts Receivable. Schedule 4(o) sets forth a true and correct list of the accounts receivable of Seller as of June 25, 1996, such list being aged to show the amounts of receivables which, as of June 25, 1996, were, respectively, more than thirty (30), sixty (60) and ninety (90) days old. Except for receivables which may be due from affiliates of Seller, and except for discounts for buying groups customarily granted in the ordinary course of optical business which are listed on Schedule 4(o), all of the accounts receivable of Seller are actual and bona fide receivables representing obligations for the total dollar amount shown on Schedule 4(o), resulted from transactions in the ordinary course of the Business, and reflect extensions of credit consistent with the past practice of Seller. Except as expressly set forth on Schedule 4(o), Seller has not granted any credit to any customer whose unpaid account is assigned to Purchaser hereunder, no customer whose unpaid account is assigned to Purchaser hereunder has made any claim against Seller with


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respective to a defective delivery of goods, and Seller has the legal right to collect all of the receivables listed on Schedule 4(o) in full in accordance with their terms without being subject to any recoupments, set-offs or counterclaims. No accounts receivable have been written off since December 31, 1995. Except as set forth on Schedule 4(o), the terms on which Seller generally grants credit to any customer is "2/10 net 30", i.e., a 2% discount for payments made within ten (10) days after invoicing, and all payments due within thirty
(30) days of invoicing. Notwithstanding the foregoing, however, Purchaser acknowledges and agrees that, except to the extent of the foregoing representations and warranties, (A) Seller is not in any manner representing the collectability or guaranteeing the collection of any or all accounts receivable, in whole or in part, and (B) such accounts receivable are being transferred to Purchaser "as is". The Principals agree to cooperate with Purchaser to assist it in collecting the accounts receivable being transferred to Purchaser under this Agreement; provided, that nothing set forth in this Section shall be deemed to require that the Principals or Seller institute litigation on Purchaser's behalf.

      (p) Inventory. Schedule 4(p) sets forth a true and correct list of Seller's inventory of work in progress, finished products, spare parts, and other items held for resale or incorporation into items sold in connection with the Business, as of June 24, 1996. The inventory reflected on Schedule 4(p) or acquired after the date thereof and prior to the date of the Closing consists and will consist at the time of the Closing of items that are not broken or damaged and are usable for the purposes for which they are intended without the addition of any parts. Purchaser acknowledges that no representation is being made with respect to the price at which any inventory may be sold.

      (q) Bank Accounts and Investments. Schedule 4(q) sets forth a true and complete list of each bank, broker, or other institution in which Seller has an account, including without limitation account number, name and address of the institution where such account is held, the assets in the account, and names of the parties with power to withdraw funds from such accounts. Except for the UJB Loan, and except for outstanding checks and other items set forth on Schedule 4(q), Seller has no unpaid actual or contingent liability to the depositary where such accounts are held, including but not limited to unpaid margin or other loans, lines of credit, or letters of credit; no such account is pledged as security for any obligation; and no person or entity has power to withdraw or cause the withdrawal of funds or other assets from such accounts, by presentation of a sight draft or letter of credit or exercise of a right of set-off or otherwise.


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      (r) Accounts Payable. Schedule 4(r) sets forth a true and correct list of
Seller's accounts payable as of __________, including the name and address of each party to whom such payable is owed, the goods or services with respect to which such payable is owed, the amount owed, and the date payment is due. Except as set forth on Schedule 4 (r), no such payable was due and owing before the date of such Schedule. All of the accounts payable of Seller are the result of bona fide transactions by Seller in the ordinary course of its business.

      (s) Patents, Trademarks, Copyrights. Schedule 4(s) sets forth a correct and complete list of all material patents, trademarks, trade names, copyrights, and applications therefor owned by Seller or used in the conduct of Seller's business. Except as disclosed in Schedule 4(s): (i) Seller owns or possesses adequate licenses or other valid rights to use (without the making of any separate license payment to others or the obligation to grant rights to others in exchange) all patents, trademarks, trade names, copyrights, know-how, and other proprietary information necessary to the conduct of its business as presently being conducted; (ii) the validity of such items or the title thereto of Seller has not been questioned in any litigation to which Seller is a party; and (iii) to the best of Sellers', and the Principals' knowledge, the conduct of the business of Seller as now operated does not conflict with valid patents, trademarks, trade names, or copyrights of others. Seller has not granted a license to, or otherwise authorized any other person or entity to use, any trademark or trade name or any proprietary right owned or licensed by Seller. No infringement of any proprietary right owned or licensed by Seller is known to Seller or the Principals. Seller is not in default of its obligations to any party that has granted to Seller a license or other rights to use a trademark or trade name.

      (t) No Changes. Since December 31, 1995, except as disclosed in this Agreement, there has not been any material adverse change in the assets, liabilities, business properties, operations, prospects or position, financial or otherwise, of Seller or on Seller's ability to perform its obligations hereunder. From April 30, 1996 to the date of the Closing, Seller has been and will be engaged in business and make commitments and expenditures only in the regular and ordinary course.

      (u) Representations on Closing. The representations and warranties of Seller and the Principals contained in this Agreement will be true and correct on the date of the Closing as though made on and as of such date, except to the extent that they were intended by their context to be accurate only as of the date on which made.

      (v) Full Disclosure. No representation or warranty by


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

Seller or either of the Principals in this Agreement, or in any Exhibit of Schedule hereto, or any certificate furnished or to be furnished hereunder, contains any untrue statement of material fact or omits to state any material fact necessary to make any statement herein or therein not misleading. There is no fact which Seller or either of the Principals has not disclosed to Purchaser which may have a material adverse effect on the Assets or the transactions contemplated hereby, or on Seller's or the Principals' ability to perform their obligations hereunder.

      5. Representations of Purchaser. Purchaser hereby represents and warrants to Seller as follows:

      (a) Organization, Power and Standing. Purchaser is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, is duly qualified and in good standing in the State of Pennsylvania and in each jurisdiction where such qualification is necessary, and has the corporate power and authority to carry on its business as it is now being conducted and to own, lease, and operate its properties and carry out the transactions contemplated by this Agreement.

      (b) Authorization. The execution, delivery, and performance of this Agreement by Purchaser and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of Purchaser, and no other corporate proceedings on the part of Purchaser are necessary to authorize, approve and perform this Agreement or the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by and on behalf of Purchaser, and constitutes a valid and binding obligation of Purchaser enforceable in accordance with its terms, except to the extent that enforceability may be limited by general principles of equity or laws relating to creditors' rights generally.

      (c) Freedom to Contract. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not violate or conflict with the provisions of the Certificate of Incorporation or By-laws of Purchaser, or the provisions of any note, indenture, security agreement, lease, guaranty, or other instrument to which Purchaser is a party or by which it is bound, or result in a breach or violation by Purchaser of the provisions of any order, injunction, judgment, or decree of any court, governmental authority, or regulatory agency. The execution and delivery of this Agreement by purchaser and the consummation of the transactions contemplated hereby will not require the consent, approval, or authorization of any person or entity or governmental authority.

      (d) Litigation. There is no suit, action, arbitration, or


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

legal, administrative, or other proceeding, or governmental investigation, or tax audit pending, or, to the best knowledge of Purchaser, threatened against Purchaser, or its properties or businesses. There is no judgment, order, injunction, or decree of any court, governmental authority, or regulatory agency to which Purchaser, or any of its properties or businesses is subject which is likely to have a material and adverse effect on the transactions contemplated by this Agreement. Purchaser is not in default under any order, license, or demand of any federal, state, or municipal or other governmental agency or with respect to any order, writ, injunction, or decree of any court.

      (e) Financial Statements. Purchaser has delivered to Seller copies of its financial statements for the fiscal year ended December 31, 1995, which were certified by Larry J. Liebowitz, CPA, and its unaudited financial statements for the four (4) month period ended April 30, 1996. To the best of Purchaser's knowledge, all of such financial statements have been prepared in accordance generally accepted accounting principles applied on a basis consistent with that of preceding accounting periods, and present fairly and accurately in all material respects the financial condition, results of operations, and assets and liabilities of Purchaser as at and for the periods indicated.

      (f) No Changes. Since December 31, 1995, there has not been any material adverse change in the assets, liabilities, business properties, operations, prospects or position, financial or otherwise, of Purchaser. From December 31, 1995 to the date of the Closing, Purchaser has been and will be engaged in business and make commitments and expenditures only in the regular and ordinary course.

      (g) Compliance with Laws, Permits, and Licenses. Purchaser has at all times in the past, and at all times from the date hereof through the date of the Closing shall, comply in all material respects with all state and local laws, regulations, orders, judgments, and decrees applicable to its property, assets, and operations, obtain all permits, licenses, orders, and approvals of federal, state, local, or foreign governmental and regulatory bodies that are required in order to permit it to carry on its business as presently conducted. Purchaser has not received any notice of any violation of any applicable law, regulation, order, judgment, or decree. All licenses, permits, or approvals of any governmental or regulatory body ("Permits") that are material or necessary for the conduct of Purchaser's business are in full force and effect, no material violations thereof have been recorded, and no proceeding to revoke, suspend, or otherwise limit any such Permit is pending, or, to the best of Purchaser's knowledge, threatened.

      (h) Full Disclosure. No representation or warranty by Purchaser in this Agreement, or in any Exhibit or Schedule hereto, or any certificate furnished or to be furnished hereunder, contains any untrue statement of material fact or omits to state any material fact necessary to make any statement herein or thereunder not misleading. There is no fact which Purchaser has not disclosed to Seller which may have a material adverse effect on the transactions contemplated hereby or on Purchaser's ability to perform its obligations hereunder.

      6. Consulting and Employment Agreements; Covenant Against Competition.

      (a) At the Closing, Purchaser and Jay Kitnick shall execute and deliver a consulting agreement substantially in the form annexed hereto, which consulting agreement shall provide for the payment to Jay Kitnick of a consulting fee in the total amount of $250,000.00 over a three (3) year period beginning eight (8) years after the date of the Closing.

      (b) At the Closing. Purchaser and Kenneth Kitnick shall execute and deliver a consulting agreement substantially in the form annexed hereto, which employment agreement shall provide for Kenneth Kitnick to be employed by Purchaser for an initial term of three (3) years.

      (c) Each of Seller and Jay Kitnick hereby agrees that he or it will not, for a period of three (3) years after the date of the Closing, engage or participate in any manner whatsoever, either as an employee, employer, consultant, agent, principal, partner, stockholder, corporate officer, or in any other individual or representative capacity, in the Business in the United States or Canada.

      7. Sales Tax and Escrow. Purchaser, at its option, may file a notice with respect to the transactions contemplated by this Agreement with the New Jersey Division of Taxation. In the event that Purchaser elects to file such a notice, Seller shall provide Purchaser with such information as may be necessary to complete the forms requested by the Division of Taxation, including Form C-9600. Seller and Purchaser hereby agree that, in the event that the Division of Taxation notifies Purchaser that a portion of the purchase price must be held in escrow to secure the payment of taxes in order to protect Purchaser from liability to pay such taxes, the sum set forth in such notice shall be withheld from the portion of the purchase price payable to Seller at the Closing (or, if such notice is received by Purchaser after the Closing, from the first payments due and payable under the promissory notes delivered at the Closing) and held in escrow by Nagel Rice & Dreifuss, Esqs., attorneys for Purchaser ("NRD"). If the Division of Taxation issues a demand letter to Purchaser with respect to taxes payable by Seller, NRD shall give written notice thereof to Seller and its counsel. If NRD fails to receive from the Division of Taxation a written withdrawal or suspension of such demand letter within thirty (30) days after giving written notice thereof to Seller or its counsel, NRD shall pay over the amount demanded to the State of New Jersey from the escrowed funds, together with any interest or penalties payable as a result of the thirty (30) days suspension of NRD's right to pay same provided for in the preceding sentence, and the amount so paid shall be credited against the purchase price. NRD shall pay over the escrowed funds, or the remaining balance thereof, to Seller upon receipt of a clearance letter from the Division of Taxation.

      8. Access. Seller and the Principals shall afford to Purchaser and its representatives free and full access, during normal business hours and upon reasonable prior notice, to all of the books, records, contracts, commitments, and other documents relating to Seller's business, properties, and assets, and the right to consult with Seller's officers, employees, accountants, counsel, and other representatives for the purpose of making such further investigations of Seller's business as Purchaser shall desire to make. In connection with such investigations, Seller and the Principals shall furnish to Purchaser copies of all such documents, records, and information relating to Seller's properties, assets, and business as Purchaser may from time to time reasonably request. In the event that the transactions contemplated by this Agreement are not consummated, Purchaser shall not solicit Purchaser's employees or sales representatives to become employees, agents, contractors, or sales representatives for Purchaser for a period of one (1) year after the termination of this Agreement, or at any time use such information in a manner adverse to Seller, and shall keep all of such information confidential.

      9. Conditions Precedent to Obligations of Purchaser. The obligation of Purchaser to consummate the purchase of the Assets and the other transactions provided for herein is subject to the fulfillment on or prior to the date of the Closing of the following conditions:

      (a) The representations and warranties of Seller and the Principals contained in this Agreement shall have been true at all times on and before the date of the Closing, with the same effect as though continually made throughout such period, except to the extent that any such representation or warranty was intended by its context to be accurate only as of the date on which made; Seller and the Principals shall have performed all obligations and complied with all covenants and conditions required to be performed or complied with by them under this Agreement; and Purchaser shall have received a certificate dated the date of the Closing signed by the Principals individually and as officers of Seller certifying to each of the foregoing effects.

      (b) Purchaser shall have been furnished with a certificate of good standing of the Secretary of State of the State of Delaware, certifying that Seller is a corporation validly existing and in good standing under the laws of the State of Delaware.

      (c) Purchaser shall have received written confirmation from UJB that the unpaid balance of principal and interest due and payable on the UJB Loan as of the date of the Closing is not more than $922,908.83.

      (d) Purchaser shall have received a certificate of the secretary of Seller certifying as to the identities and signatures of the executive officers of Seller, the Certificate of Incorporation and Bylaws of Seller (true copies of which shall be annexed to such certificate), and the approval and full force and effect of the resolutions of the Board of Directors and shareholders of Seller approving this Agreement and the transactions contemplated hereby (true copies of which shall be annexed to such certificate).

      10. Conditions Precedent to Obligations of Seller and the Principals. The obligation of Seller and the Principals to consummate the sale of the Assets and the other transactions provided for herein are subject to the fulfillment at or prior to the date of the Closing of the following conditions:

      (a) The representations and warranties of Purchaser contained in this Agreement shall have been true at all times on or before the date of the Closing with the same effect as if continually made throughout such period, except to the extent that any such representation or warranty was intended by its context to be accurate only as of the date on which made; Purchaser shall have performed all obligations and complied with all covenants and conditions required to be performed or complied with by it under this Agreement; and Seller shall have received a certificate dated the date of the Closing signed on behalf of Purchaser, by its President, certifying to each of the foregoing effects.

      (b) Seller shall have been furnished with a certificate of good standing of the Secretary of the State of Delaware, certifying that Purchaser is a corporation validly existing and in good standing under the laws of the State of Delaware.

      (c) Seller shall have received a certificate of the secretary of Purchaser certifying as to the identities and signatures of the executive officers of Purchaser, the Certificate of Incorporation and Bylaws of Purchaser (true copies of which shall be annexed to such certificate), and the approval and full force and effect of the resolutions of the Board of Directors of Purchaser approving this Agreement and the transactions contemplated hereby (true copies of which shall be annexed to such certificate).

      (d) Seller shall have received evidence, reasonably satisfactory to Seller and its counsel, that the UJB Loan has been paid in full and that UJB has released all liens securing the UJB Loan.

      (e) Purchaser shall have executed and delivered the employment and consulting agreements described in Section 6 and a written assumption of the contracts and obligations of Seller assumed by Purchaser under this Agreement.

      11. Pre-closing Inspection. Seller hereby agrees to permit Purchaser to inspect the Assets at any reasonable time before the Closing.

      12. Covenants. Each of the parties hereto hereby agrees to use his or its best efforts to (a) cause all of the obligations imposed on him or it in this Agreement to be duly complied with, and (b) obtain any and all consents, waivers, amendments, modifications, approvals, and authorizations necessary for the consummation of the transactions contemplated by this Agreement.

      13. Closing.

      (a) The Closing shall be held at the offices of Nagel Rice & Dreifuss, Esqs., 301 S. Livingston Avenue, Livingston, New Jersey 07039, on June 27, 1996 at 2:00 p.m., or at such other place or time or on such other date as may be mutually agreed by the parties.

      (b) At the Closing, Seller and the Principals shall deliver to Purchaser:

            (i) A bill of sale, in the form annexed hereto as Exhibit C, and such other instruments of sale, conveyance, transfer, and assignment, satisfactory in form and substance to Purchaser and its counsel, as Purchaser may reasonably require in order to convey to Purchaser all of Seller's right, title, and interest in and to the Assets;

            (ii) The certificate required by Section 9(a);

            (iii) The Certificate of Good Standing required by Section 9(b);

            (iv) Written assignments of all trademarks, copyrights, patents, and applications and licenses therefor being conveyed by Seller to Purchaser hereunder, satisfactory in form and content to Purchaser and its counsel; and

            (v) The secretary's certificate required by Section 9(e).

      (c) At the Closing, Purchaser shall deliver to Seller and the Principals:

            (i) The Certificate required by Section 10(a);

            (ii) The Certificate of Good Standing required by Section 10(b);

            (iii) The promissory notes required by Sections 2(b) and 2(c);

            (iv) A separate document confirming the assumption by Purchaser of the obligations of Seller required to be assumed by Purchaser hereunder, reasonably acceptable in form and content to Seller and its counsel;

            (v) The evidence of the repayment of the UJB Loan and release of the liens securing same required by Section 10(d); and

            (v) The secretary's certificate required by Section 10(e).

      (d) At the Closing, Purchaser and the Principals shall execute and deliver the employment and consulting agreements referred to in Section 6.

      (e) Purchaser shall have a period of thirty (30) days after the date of the Closing to take physical possession of the Assets. Seller agrees to continue in effect all insurance policies covering the Assets on the date of this Agreement for the benefit of Purchaser during such thirty (30) day period in a form previously reviewed and accepted by Purchaser.

      14. Further Assurances.

      (a) At any time or from time to time after the Closing, provided Purchaser is not in breach of this Agreement, Seller and each of the Principals shall execute and deliver such assignments, consents, documents, and further instruments or transfer and conveyance, and take or cause to be taken all such other actions, as Purchaser may reasonably request in order to put Purchaser in actual possession and operating control of the Assets, or to more fully and effectively vest in Purchaser, or to confirm its title to and possession of, the Assets.

      (b) At any time or from time to time after the Closing, provided Seller is not in breach of this Agreement, Purchaser shall execute and deliver such assumptions, consents, documents, and further instruments, and take or cause to be taken all such other actions, as Seller or the Principals may reasonably request in order to confirm the assumption by Purchaser of the contracts and obligations of Seller assumed by Purchaser hereunder.

      15. Termination.

      (a) This Agreement may be terminated at any time by the written agreement of Seller and Purchaser.

      (b) In the event of the termination of this Agreement in accordance with the provisions of this Section 15, this Agreement shall forthwith become void and be of no further effect, and there shall be no liability hereunder on the part of any party hereto.

      16. No Brokers. Each party hereto represents to the others that he or it does not and will not have any liability for any broker's, finder's, or originator's fee or similar charge in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. The party hereto through whom any such broker, finder, or originator asserts any claim to a commission shall, in the event of a violation of this representation, indemnify and hold harmless the other parties hereto from all rights, claims and causes of action asserted by such broker, finder, or originator, including reasonable attorneys' fees.

      17. Notices. All notices which are required or which may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered or mailed by certified mail, return receipt requested, or by an overnight courier which provides a receipt for delivery, to each party at the address set forth below, or at such other address as such party may specify in a written notice given in accordance with this
Section:

      If to Seller, or either of the Principals, to:

      625 Hollywood Avenue
      Cherry Hill, New Jersey 08002

      With a copy to:

      Robert P. Krauss, Esq.
      Mesirov Gelman Jaffe Cramer & Jamieson
      1735 Market Street, 38th Floor
      Philadelphia, Pennsylvania 19103

      If to Purchaser:

      Mr. Rudy Slucker
      66 Duffield Drive

      South Orange, New Jersey 07079

      and

      Mr. Barry Budilov
      Diplomat-Ambassador Eyewear Group
      1010 Arch Street, 3rd Floor
      Philadelphia, Pennsylvania 19107-3015

      With a copy to:

      Jay J. Rice, Esq.
      Nagel Rice & Dreifuss, Esqs.
      301 S. Livingston Avenue
      Livingston, New Jersey 07039

      18. Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs, executors, personal representatives, successors and assigns, and nothing in this Agreement, express or implied, is intended to confer any rights on any other person.

      19. Severability. The terms, conditions, covenants and provisions of this Agreement shall be deemed to be severable. If any clause or provision herein contained shall be adjudged to be invalid or unenforceable by a court of competent jurisdiction or by operation of any applicable law, the same shall be deemed to be severable and shall not affect the validity of any other clause or provision herein, and all other clauses or provisions shall remain in full force and effect. The parties agree that any court making such a determination is hereby requested and empowered to modify such unenforceable provision and to substitute therefor such limitation or provision of maximum scope as the court then deems reasonable and judicially enforceable, and the parties further agree that such substitute provision shall be as enforceable in said jurisdiction as if set forth initially in this Agreement. Any such substitute provision shall be applicable only in the jurisdiction in which the original provision was determined to be unenforceable.

      20. Non-Merger. The terms, provisions, covenants and representations herein contained shall not merge in, but shall survive the Closing hereunder, and shall continue in full force and effect as though set forth at length in the closing documents for a period of three (3) years after the date of the Closing. In the event that Purchaser has a claim against Seller hereunder with respect to one or more inaccurate representations or warranties, (a) neither Seller nor the Principals shall have liability to Purchaser for the first $25,000.00 of all damages arising out of or represented by inaccuracies in representations and warranties by Seller and the Principals, and (b) the maximum aggregate liability of Seller and the principals to Purchaser shall be the sum of (i) the $100,000.00 payable at the Closing, plus (ii) all amounts payable under the promissory notes delivered at the Closing, plus (iii) all amounts payable under the consulting agreement between Purchaser and Jay Kitnick, plus (iv) the lesser of $700,000.00 or the net proceeds of the sale of Seller's real property; provided, that if any such inaccuracy resulted from a knowing and intentional misstatement by Seller or the Principals or was made with intent to defraud, the limitation on Seller's and the Principals' liability set forth in this sentence shall be ineffective and void, ab initio, as if such limitation never was set forth in this Agreement.

      21. Amendments, Waivers. This Agreement may not be modified, amended, or supplemented, except by a writing signed by the party sought to be charged therewith. No waiver by any party, whether express or implied, of any right or remedy on any one occasion shall bar such party from exercising any of its rights or remedies on any subsequent occasion, and no waiver of any provision of this Agreement shall be binding unless it is in a writing signed by the party against whom enforcement thereof is sought.

      22. Entire Agreement. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral and written, among the parties hereto with respect to the subject matter hereof. No party hereto has made any representation or warranty to any other party except as expressly set forth in this Agreement.

      23. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed wholly within such State.

      24. Assignment. Neither this Agreement nor any of the parties' rights or obligations hereunder may be assigned by any party hereto without the prior written consent of the other parties hereto; provided, that Seller shall have the right to assign payments due and owing under the promissory notes delivered by Purchaser to Seller at the Closing to either or both of the Principals, and/or any shareholder of Seller, and/or the spouse or children of any Principal or shareholder of Seller, and/or a trust for the benefit of any of them.

      25. Arbitration. Any dispute arising out of or relating to this Agreement shall be settled by arbitration in Essex County, New Jersey in accordance with the provisions set forth in the New Jersey Arbitration Act, N.J.S.A. 2A:24-1 et seq. The arbitrator shall be a retired judge selected by the agreement of the parties to the dispute, or, if the parties to the dispute cannot agree on an arbitrator, he shall be a retired judge selected by the assignment judge of Essex County, New Jersey. The decision of such arbitration shall be final and binding on both parties, and may be entered as a judgment in any court of appropriate subject matter jurisdiction located in New Jersey. Notwithstanding the foregoing, however, in the event that a dispute between the parties involves the failure of Purchaser to make payments under the promissory notes delivered at the Closing or under the consulting agreement between Purchaser and Jay Kitnick, based on a claimed right to a set-off or otherwise, and Purchaser fails to place the amount in dispute in escrow within thirty (30) days after receipt of written notice from Seller or the Principals, Seller and the Principals shall have the right to have such dispute resolved in a court of competent jurisdiction, rather than by arbitration.

      IN WITNESS WHEREOF, this Agreement has been executed by and on behalf of the parties hereto as of the day and year first above written.

ATTEST:                                   DIPLOMAT AMBASSADOR, INC.

                                          By: /s/ Rudy Slucker
-----------------------------                -----------------------------
                                             RUDY SLUCKER


ATTEST:                                   WINDSOR OPTICAL, INC.

                                          By: /s/ Jay Kitnick
-----------------------------                -----------------------------
                                             JAY KITNICK

WITNESS:
                                          /s/ Jay Kitnick
-----------------------------             --------------------------------
                                          JAY KITNICK, INDIVIDUALLY


                                          /s/ Kenneth Kitnick
-----------------------------             --------------------------------
                                          KENNETH KITNICK, INDIVIDUALLY

                                    EXHIBIT A
                                 PROMISSORY NOTE
$150,000.00                                                      June 26, 1996

      DIPLOMAT AMBASSADOR, INC. ("Purchaser"), for value received, hereby promises to pay to WINDSOR OPTICAL, INC. ("Windsor") at 1039 Old Ford Road, Huntingdon Valley, Pennsylvania 19006 or at such other place as may be designated in writing by Windsor, the principal sum of $150,000.00. Such principal sum shall be payable, together with interest on the unpaid principal balance at the rate of 7% per annum, in thirty-six (36) equal monthly installments of $5,654.23 each in accordance with the amortization schedule annexed hereto. The first installment payment under this note shall be paid on January 10, 1997, and the remaining installments shall be paid thereafter on the 10th day of each succeeding month. Principal or interest may be prepaid by Purchaser at any time, in whole or in part, without premium or penalty, based on the then-current value of the amount being prepaid, which shall be calculated assuming interest at the prime rate in effect at the time of prepayment. Amounts prepaid shall be credited first against accrued but unpaid interest and then against installments last coming due.

      Purchaser's obligations to pay the amounts due pursuant to this note are subject to a right of set-off pursuant to the agreement dated June 26, 1996 by and among Windsor, Jay Kitnick, Kenneth Kitnick and Purchaser (the "Asset Sale Agreement").

      The entire principal sum, or the unpaid principal balance thereof, and all accrued but unpaid interest thereon, shall become immediately due and payable upon the occurrence of any one of the following, each of which shall be an "Event of Default":

      (i) Default in the payment of any installment of principal or interest for five (5) days after it fell due which is not cured within ten (10) days after written notice of such default is given to Purchaser by (a) certified or U.S. Express mail, return receipt requested, or (b) Federal Express or other overnight courier which provides a signed receipt for delivery, which notice shall be deemed to have been given on the date actually delivered.

      (ii) The filing by or against Purchaser in any court pursuant to any statute either of the United States or of any state, of a petition in bankruptcy or insolvency of for reorganization or for the appointment of a receiver or trustee of all or a portion of the property of Purchaser, which is not actively challenged by Purchaser, or is not discharged within sixty (60) days thereof, or Purchaser making an assignment or similar arrangement for the benefit of creditors.

      Windsor shall be entitled to all costs of collection, including reasonable attorneys' fees, incurred by Windsor in collecting or attempting to collect (a) amounts due and payable under this note after the occurrence of an Event of Default, or (b) amounts improperly set off against amounts due and payable under this note and not paid into escrow within the time period specified in Section 25 of the Asset Sale Agreement.

      The failure of Windsor to exercise any right under this note shall not be considered a waiver of such right, which may be exercised at any time and from time to time. The acceptance by Windsor of less than the amount due and payable hereunder at the time any payment is made hereunder shall not be considered a waiver of Windsor's right to receive all amounts due and payable hereunder.

      Any dispute arising out of or relating to this note shall be settled by arbitration in Essex County, New Jersey in accordance with the provisions set forth in the New Jersey Arbitration Act, N.J.S.A. 2A:24-l et seq. The arbitrator shall be a retired judge selected by the agreement of the parties to the dispute, or, if the parties to the dispute cannot agree on an arbitrator, he shall be a retired judge selected by the assignment judge of Essex County, New Jersey. The decision of such arbitration shall be final and binding on both parties, and may be entered as a judgment in any court of appropriate subject matter jurisdiction located in New Jersey. Notwithstanding the foregoing, however, in the event that a dispute between Purchaser and Windsor involves the failure of Purchaser to make payments under this Note, based on a claimed right to a set-off or otherwise, and Purchaser fails to place the amount in dispute in escrow within thirty (30) days after receipt of written notice from Windsor, Windsor shall have the right to have such dispute resolved in a court of competent jurisdiction, rather than by arbitration.

      This note shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed wholly within such State.

      Presentment, demand, protest, notice of protest, notice of dishonor and all other notices and demands (other than those specifically required by this note) are hereby waived.

ATTEST:                                      DIPLOMAT AMBASSADOR, INC.


                                             By:
-----------------------------                --------------------------------
                                                   RUDY SLUCKER

                                    EXHIBIT B
                                 PROMISSORY NOTE
$300,000.00                                                    June 26, 1996

      DIPLOMAT AMBASSADOR, INC. ("Purchaser"), for value received hereby promises to pay to WINDSOR OPTICAL, INC. ("Windsor") at 1039 Old Ford Road, Huntingdon Valley, Pennsylvania 19006 or at such other place as may be designated in writing by Windsor, the principal sum of $300,000.00. Such principal sum shall be payable, together with interest on the unpaid principal balance at the rate of 7% per annum, in eighty four (84) equal monthly installments of $4,527.80 each in accordance with the amortization schedule annexed hereto. The first installment payment under this note shall be paid on July 20, 1996, and the remaining installments shall be paid thereafter on the 20th day of each succeeding month. Principal or interest may be prepaid by Purchaser at any time, in whole or in part, without premium or penalty, based on the then-current value of the amount being prepaid, which shall be calculated assuming interest at the prime rate in effect at the time of prepayment. Amounts prepaid shall be credited first against accrued but unpaid interest and then against installments last coming due.

      Purchaser's obligations to pay the amounts due pursuant to this note are subject to a right of set-off pursuant to the agreement dated June 26, 1996 by and among Windsor, Jay Kitnick, Kenneth Kitnick and Purchaser (the "Asset Sale Agreement").

      The entire principal sum, or the unpaid principal balance thereof, and all accrued but unpaid interest thereon, shall become immediately due and payable upon the occurrence of any one of the following, each of which shall be an "Event of Default":

      (i) Default in the payment of any installment of principal or interest for five (5) days after it fell due which is not cured within ten (10) days after written notice of such default is given to Purchaser by (a) certified or U.S. Express mail, return receipt requested, or (b) Federal Express or other overnight courier which provides a signed receipt for delivery, which notice shall be deemed to have been given on the date actually delivered.

      (ii) The filing by or against Purchaser in any court pursuant to any statute either of the United States or of any state, of a petition in bankruptcy or insolvency of for reorganization or for the appointment of a receiver or trustee of all or a portion of the property of Purchaser, which is not actively challenged by Purchaser, or is not discharged within sixty (60) days thereof, or Purchaser making an assignment or similar arrangement for the benefit of creditors.

      Windsor shall be entitled to all costs of collection, including reasonable attorneys' fees, incurred by Windsor in collecting or attempting to collect (a) amounts due and payable under this note after the occurrence of an Event of Default, or (b) amounts improperly set off against amounts due and payable under this note and not paid into escrow within the time period specified in Section 25 of the Asset Sale Agreement.

      The failure of Windsor to exercise any right under this note shall not be considered a waiver of such right, which may be exercised at any time and from time to time. The acceptance by Windsor of less than the amount due and payable hereunder at the time any payment is made hereunder shall not be considered a waiver of Windsor's right to receive all amounts due and payable hereunder.

      Any dispute arising out of or relating to this note shall be settled by arbitration in Essex County, New Jersey in accordance with the provisions set forth in the New Jersey Arbitration Act, N.J.S.A. 2A:24-1 et seq. The arbitrator shall be a retired judge selected by the agreement of the parties to the dispute, or, if the parties to the dispute cannot agree on an arbitrator, he shall be a retired judge selected by the assignment judge of Essex County, New Jersey. The decision of such arbitration shall be final and binding on both parties, and may be entered as a judgment in any court of appropriate subject matter jurisdiction located in New Jersey. Notwithstanding the foregoing, however, in the event that a dispute between Purchaser and Windsor involves the failure of Purchaser to make payments under this Note, based on a claimed right to a set-off or otherwise, and Purchaser fails to place the amount in dispute in escrow within thirty (30) days after receipt of written notice from Windsor, Windsor shall have the right to have such dispute resolved in a court of competent jurisdiction, rather than by arbitration.

      This note shall be governed by and construed in accordance with the laws of the State of New Jersey applicable to agreements made and to be performed wholly within such State.

      Presentment, demand, protest, notice of protest, notice of dishonor and all other notices and demands (other than those specifically required by this note) are hereby waived.

ATTEST:                                      DIPLOMAT AMBASSADOR, INC.


                                             By:
-----------------------------                --------------------------------
                                                     RUDY SLUCKER

                                    EXHIBIT C
                                  BILL OF SALE

      THIS BILL OF SALE is made and delivered this 26th day of June, 1996 by WINDSOR OPTICAL, INC., a corporation ("Seller"), to DIPLOMAT AMBASSADOR, INC., a corporation ("Buyer"), pursuant to an Asset Sale Agreement dated June 26, 1996 (the "Purchase Agreement") between Seller, Jay Kitnick, Kenneth Kitnick and Buyer, providing for the sale by Seller to Buyer certain of the assets of Seller used or useful in the operation of Seller's optical business (the "Business").

      WITNESSETH, THAT FOR AND IN CONSIDERATION of the mutual promises contained in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Seller, and pursuant to the Purchase Agreement, Seller hereby bargains, sells, grants, assigns, transfers and conveys unto Buyer and its successors and assigns:

      (1) the machinery, equipment, furniture, fixtures and other property listed in Schedule A attached hereto and by this reference incorporated herein, and (2) all inventory owned by Seller on the date hereof, together with any and all rights which Seller holds under any guaranty or warranty covering any or all of such property.

      TO HAVE AND TO HOLD the same unto Buyer and its successors and assigns forever.

      IN ADDITION, from time to time after the date hereof, without further consideration, Seller shall execute and deliver such other instruments of assignment, transfer and conveyance and shall take such other action as Buyer may reasonably request in order more effectively to assign, transfer and convey to Buyer, and the place Buyer in possession and control of, any of the property being assigned, transferred and conveyed to Buyer hereunder, or to enable Buyer to exercise and enjoy all rights and benefits of SELLER with respect thereto.

      SELLER HEREBY represents and warrants to, and covenants with, Buyer and its successors an assigns that immediately prior to the delivery for this Bill of Sale, Seller was the sole owner of, and had good and marketable title to, all property assigned, transferred and conveyed to Buyer hereunder; that by this Bill of Sale, Seller is conveying to Buyer good and marketable title to such property; that except for Liens (as hereinafter defined) for taxes not yet due and payable, and Liens securing the "UJB Loan" (as that term is defined in the Purchase Agreement), such property is conveyed to Buyer hereunder free and clear of all Liens; that Seller will warrant and defend the title hereby conveyed to Buyer against the claims of all persons whomsoever; and that the property assigned, transferred and conveyed to Buyer hereunder includes all tangible personal property required to be assigned, transferred and conveyed to Buyer pursuant to the Purchase agreement. As used in this Bill of Sale, the term "Liens" means all mortgages, pledges, liens, security interest, leases, conditional sales agreements, charges, restrictions or any other encumbrances whatsoever.

      This Bill of Sale shall inure to the benefit of and be binding upon Seller and Buyer and their respective successors and assigns.

      IT WITNESS WHEREOF, Seller has executed and delivered this Bill of Sale on the day and year first above written.

SELLER:
WINDSOR OPTICAL, INC.


BY:
----------------------------------
        JAY KITNICK


ACCEPTED:

BUYER:
DIPLOMAT AMBASSADOR, INC.


BY:
----------------------------------
        BARRY BUDILOV

                                   SCHEDULE 1

                                Personal Property

1. Entire contents Ellen Kitnick office except for files pertaining to current Windsor operations.

2. Personal items in the office of Jay Kitnick such as clock, antique frame collection, personal plaques, artwork.

3.    1 Laptop computer and color printer and 1 Compaq PC

4.    1 fax machine

5.    1 microwave and 1 toaster.

                              SCHEDULE 3(a)(iii)

      List of Contracts

      Merlin Telephone System
      Pitney-Bowes Mailing Machine
      Copier Maintenance
      IBM-36 Maintenance

                                  SCHEDULE 4(b)

Windsor Shareholders:

Jay Kitnick
Ketebec Enterprises Ltd.

                                  SCHEDULE 4(d)

Consents for WINDSOR to transfer trademark licenses attached.

Att:  Kenneth Jay Lane
      Archie Comics
      John Lennon

                                  SCHEDULE 4(e)

Ownership of Assets

There are no liens except for liens securing the UJB loan.

                                  SCHEDULE 4(f)

There are no license, permit or approval of any governmental or regulatory body necessary for the conduct of the business.

                                 SCHEDULE 4(1)

Suppliers

A complete list of all suppliers during the prior 12 month period is furnished with Schedule 4(r) titled Supplier Invoice Summary.

                                 SCHEDULE 4(n)

Financial Statements are attached as required by paragraph 3(n).